SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         TIS MORTGAGE INVESTMENT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                         TIS Mortgage Investment Company
                        655 Montgomery Street, Suite 800
                         San Francisco, California 94111





Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of TIS Mortgage Investment Company. The annual meeting will be held at the offices of Heller Ehrman White & McAuliffe located at 333 Bush Street, 31st Floor, San Francisco, California, on Friday, January 26, 2001, at 10:00 a.m., local time. At the annual meeting, we will elect two directors.

         Enclosed is our notice of annual meeting, proxy statement and form of proxy relating to the annual meeting.

         Your vote is very important regardless of how many shares you own. Approval of all proposals, other than the election of directors, requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to be voted on the proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal. In order to ensure that your shares will be represented at the annual meeting, whether or not you are able to attend in person, please promptly compete the enclosed proxy card and return it in the postage-prepaid envelope provided.

                                                 Sincerely,


                                                 Douglas B. Fletcher
                                                 Chairman of the Board

San Francisco, California
January 3, 2001

                         TIS Mortgage Investment Company
                        655 Montgomery Street, Suite 800
                         San Francisco, California 94111

                  ---------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on January 26, 2001

                 ----------------------------------------------


To Our Stockholders:

         An annual meeting of stockholders of TIS Mortgage Investment Company, a Maryland corporation (the "Company"), will be held at the offices of Heller Ehrman White & McAuliffe located at 333 Bush Street, 31st Floor, San Francisco, California, on Friday, January 26, 2001, at 10:00 a.m., local time, for the following purposes:

         1. To elect two directors to serve for a term of three years and until their successors have been elected and qualified; and

         2. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

         A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the annual meeting accompany this notice. Only stockholders of record at the close of business on December 14, 2000, the record date, are entitled to notice of and to vote at the annual meeting.

         Whether or not you intend to attend the annual meeting, to assure your representation, you are urged to complete and return the enclosed proxy card as promptly as possible in the postage- prepaid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she has previously returned a proxy.

                                      By Order of the Board of Directors



                                      John E. Castello
                                      Executive Vice President, Chief
                                      Financial Officer and Secretary

San Francisco, California
January 3, 2001

                         TIS Mortgage Investment Company
                        655 Montgomery Street, Suite 800
                         San Francisco, California 94111
                                 (415) 393-8000


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------



                                     GENERAL

         This proxy statement is being furnished in connection with the solicitation by the Board of Directors of TIS Mortgage Investment Company, a Maryland corporation (the "Company"), of proxies for use at the annual meeting of stockholders, and any and all adjournments or postponements of the meeting, to be held at the offices of Heller Ehrman White & McAuliffe located at 333 Bush Street, 31st Floor, San Francisco, California, on Friday, January 26, 2001, at 10:00 a.m., local time. This proxy statement and the accompanying form of proxy are first being mailed to the stockholders on or about January 3, 2001.

Record Date

         Only stockholders of record at the close of business on the record date, December 14, 2000, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 8,893,250 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

Voting

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting constitutes a quorum for the transaction of business at the meeting. If a proxy is properly signed and returned, the shares represented by the proxy will be voted at the meeting in accordance with the instructions on the proxy. However, if no instructions are specified, such shares will be voted FOR each nominee for director. If a proxy is accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business.

         Each stockholder has one vote for each share held of record on the record date. In the election of directors, each stockholder may, either in person or by proxy, cast one vote for each share of Common Stock held of record on the record date for each of two nominees for director. The two nominees receiving the highest number of votes cast at the meeting will be elected. Cumulative voting is not permitted. Abstentions and broker non-votes will have no effect on the result of the vote for the election of directors. The term "broker non-votes" refers to shares held by a broker or other nominee in street name that are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors is generally considered a routine matter on which brokers may vote without instructions from beneficial owners. Broker non-votes are counted as present for quorum purposes.

         Generally, stockholder approval of a matter other than the election of directors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that matter, unless a statute or the Company's Charter or Bylaws require the vote of a majority or more than a majority of all the outstanding shares for approval of a particular matter. In determining the number of affirmative votes necessary to approve a matter that requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that matter, broker non-votes are not counted as entitled to vote, but are counted as present for quorum purposes. Abstentions on matter will have the same effect as "no" votes.

Revocability of Proxies

         A stockholder may revoke a proxy at any time before it is exercised by delivering to the Secretary of the Company a written revocation or a duly signed proxy bearing a later date than the revoked proxy. A proxy may also be revoked by attending the meeting and electing to vote in person. However, mere attendance at the meeting will not revoke a proxy.

Solicitation

         The Company will pay for printing and mailing the proxy materials. In addition to the solicitation of proxies by mail, directors, officers and other employees of the Company may solicit proxies by personal interview, telephone or fax. Those persons will not receive any additional compensation for soliciting proxies. The Company will furnish copies of the proxy materials to brokerage firms, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. The Company will reimburse such persons for their reasonable expenses in forwarding the proxy materials to beneficial owners. The Company has retained MacKenzie Partners, Inc., at an estimated cost of $10,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information about the ownership of shares of Common Stock as of December 14, 2000, by (i) each person known to the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director and nominee for director, (iii) each individual named in the summary compensation table below and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property rights where applicable.

                  Name                                 Number of Shares               Percent of Class
                  ----                                 ----------------               ----------------
     Pacific Securitization, Inc.          }
       Lorraine O. Legg                    }             1,613,070 (1)                       18.1%
       Patricia M. Howe                    }

    John V. Winfield                       }
       The Intergroup Corporation          }               774,200 (2)                        8.7%
       Santa Fe Corporation                }

     Anthony H. Barash                                       8,000 (3)                        *

     Douglas B. Fletcher                                    16,600 (4)                        *

     Patricia M. Howe                                      155,820 (5)                        1.7%

     Robert W. Ledoux                                       10,050 (6)                        *

     Lorraine O. Legg                                      206,700 (7)                        2.3%

     J. David Schemel                                        1,000 (8)                        *

     John E. Castello                                       76,000 (9)                        *

     All directors and executive officers as             2,087,240 (10)                      22.7%
        a group (7 persons)

---------

*Less than 1%.


(1) Represents shares held of record by Pacific Securitization, Inc. ("Pacific"), a wholly-owned subsidiary of E & L Associates, Inc. ("E&L"), which is in turn a wholly-owned subsidiary of Corporate Capital Investment Advisors ("CCIA"). CCIA is principally owned by Lorraine O. Legg, the President, Chief Executive Officer and a director of the Company, and Patricia M. Howe, a director of the Company. The business address of Pacific is 615 S.W. Burlingame Terrace, Portland, Oregon 97201 and the business address of E&L, CCIA, Ms. Legg and Ms. Howe is 655 Montgomery Street, Suite 800, San Francisco, California 94111. See also notes (4) and (6) below. Includes 65,000 shares that are subject to purchase by J. David Schemel pursuant to an option granted by Pacific to Mr. Schemel.

(2) All information with respect to Mr. Winfield, The Intergroup Corporation ("Intergroup") and Santa Fe Corporation ("Santa Fe") is based solely on a Schedule 13D dated July 31, 1997, as amended by an Amendment No. 2 to Schedule 13D dated February 27, 1999, filed by them with the Securities and Exchange Commission (the "SEC"). Mr. Winfield has sole voting and dispositive power with respect to 193,000 shares owned by him directly. As the Chairman, President, Chief Executive Officer and controlling shareholder of Intergroup, Mr. Winfield shares voting and dispositive power with Intergroup with respect to 471,100 shares owned by Intergroup directly. As the Chairman, President and Chief Executive Officer of Santa Fe, he shares voting and dispositive power with Santa Fe with respect to 110,100 shares owned by Santa Fe directly. The business address of Mr. Winfield and Intergroup is 2121 Avenue of the Stars, Suite 2020,

         Los Angeles, California 90067. The business address of Santa Fe is 2251 San Diego Avenue, Suite A-151, San Diego, California 92110.

(3) Includes 1,000 shares issuable under options exercisable within 60 days of the date of this proxy statement.

(4) Includes 4,000 shares issuable under options exercisable within 60 days of the date of this proxy statement.

(5) Includes 50,000 shares held through an individual retirement account and 102,000 shares issuable under options exercisable within 60 days of the date of this proxy statement. Does not include 1,613,070 shares held of record by Pacific (see note (1) above). Ms. Howe shares voting and dispositive power with respect to the 1,613,070 shares held by Pacific directly. Ms. Howe has sole voting and dispositive power over all other shares held by her.

(6) Includes 500 shares held in an individual retirement account for the benefit of Mr. Ledoux's wife, as to which Mr. Ledoux shares voting and investment power, and 4,000 shares issuable under options exercisable within 60 days of the date of this proxy statement.

(7) Includes 56,600 shares held through certain trusts or an individual retirement account, and 150,000 shares issuable under options exercisable within 60 days of the date of this proxy statement. Does not include 1,613,070 shares held of record by Pacific (see note (1) above). Ms. Legg shares voting and dispositive power with respect to the 1,613,070 shares held by Pacific directly. Ms. Legg has sole voting and dispositive power over all other shares held by her.

(8) Includes 1,000 shares issuable under options exercisable within 60 days of the date of this proxy statement.

(9) Includes 2,300 shares held in an individual retirement account for the benefit of Mr. Castello's wife, as to which Mr. Castello shares voting and investment power, 4,000 shares held in custody for Mr. Castello's two sons, as to which Mr. Castello shares voting and investment power, and 50,000 shares issuable under options exercisable within 60 days of the date of this proxy statement.

(10) Includes 1,613,070 shares held of record by Pacific (see notes (1), (4) and (6) above) and 312,000 shares issuable under options exercisable within 60 days of the date of this proxy statement.

                              ELECTION OF DIRECTORS

Nominees and Directors

         Two directors, of the six directors currently constituting the Board of Directors, are to be elected at the Annual Meeting and to hold office until the 2003 Annual Meeting and until their successors are elected and qualified. The Company's Board of Directors is divided into three classes. At each Annual Meeting a different class of directors will be elected to a three-year term. The Annual Meeting represents the Company's year 2000 Annual Meeting which was delayed. The persons to be elected are those whose terms would have expired at the 2000 Annual Meeting. The Company expects to hold its 2001 in June 2001.

         The Board of Directors has nominated and recommends the election of Patricia M. Howe and Robert W. Ledoux, who are now members of the Board of Directors and whose current term of office is expiring. In the election of directors, the proxy holders intend to vote for the election of Ms. Howe and Mr. Ledoux. It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the current Board of Directors.

         Information about the nominees, the other directors and the executive officers of the company is provided below. Except as otherwise noted, the directors have had the occupations indicated for at least the past five years.

               Name                 Director Since     Current Term Expires
        -------------------         --------------     --------------------
        Patricia M. Howe                  1988                  2000
        Robert W. Ledoux                  1988                  2000
        Douglas B. Fletcher               1988                  2001
        J. David Schemel                  1999                  2001
        Anthony H. Barash                 1999                  2002
        Lorraine O. Legg                  1988                  2002

         Patricia M. Howe, 72, Chairman of the Company from 1988 to 1997. Chairman, Pacific Securitization Inc. (asset securitization); Chairman, Chief Financial Officer and a Director, Corporate Capital Investment Advisors (holding company); Chairman, TIS Asset Management since 1991; and Chairman, TIS Financial Services, Inc. (financial products) since 1984.

        Robert W. Ledoux, 59, Private venture capital investor and consultant to Bryan & Edwards (private venture capital) since 1998; Associate, Bryan & Edwards from 1984 to 1998; for the prior 11 years, Vice President, BA Investment Management Co. (wholly-owned subsidiary of Bank of America); and Chartered Financial Analyst.

         Douglas B. Fletcher, 75, Chairman of the Company since 1997. Chairman and Chief Executive Officer, Fletcher Capital Advisors Incorporated (investment advisor); Partner, Newport Partners (privately-owned venture capital firm); Vice Chairman and Director, The Pacific Horizon Group of mutual funds managed by Bank of America; from 1962 to 1982, Chairman and Chief Executive Officer of Angeles Corporation (AMEX); former Allied Member, New York Stock Exchange; and Chartered Financial Analyst.

         J. David Schemel, 45, Managing Member, Vista Marin, LLC (owner and manager of an office building in Redwood City, California) since 1998; Managing Member, DSDI, LLC (owner of apartment buildings in San Francisco and on the San Francisco Peninsula) since 1994; Managing Member, Oxford Associates, LLC (residential home developer) since 1996; and from 1988 to 1994, Vice President, TRI Commercial Real Estate, for which he managed various workout transactions.

         Anthony H. Barash, 57, Senior Vice President, Corporate Affairs, and General Counsel, Bowater Incorporated (paper and forest products company) since April 1996; and Partner in the Los Angeles office, Seyfarth, Shaw, Fairweather & Geraldson (a national law firm), where he was a member of the firm's Business Law and Real Estate Group, from May 1993 to April 1996.

         Lorraine O. Legg, 61, President and Chief Executive Officer of the Company since 1988; and Director of the Company from 1988 to May 1997 and since September 1997. President, Chief Executive Officer and a Director, Pacific Securitization, Inc.; President, Chief Executive Officer and a Director of Corporate Capital Investment Advisors; President, Chief Executive Officer and Director, TIS Asset Management since 1991; President, Chief Executive Officer and a Director, TIS Financial Services, Inc. since 1984; Director (since 1993) and President and Chief Executive Officer (from December 1995 to June 1998), Meridian Point Realty Trust VIII Co.; and Director (from 1993 to September 1998) and President and Chief Executive Officer (from February 1996 to September
1998), Meridian Point Realty Trust `83. Director, Downtown Association of San Francisco; Chairman, Planned Giving Foundation; and Director, Concentrex, Inc from March 1995 to August 2000.

         John E. Castello, 56, Executive Vice President and Chief Financial Officer of the Company since 1988 and its Treasurer since June 1993. Senior Vice President, TIS Financial Services, Inc. since 1984; Director and Senior Vice President, TIS Asset Management since 1991; Senior Vice President and Chief Financial Officer of Meridian Point Realty Trust `83 from February 1996 to September 1998; Senior Vice President and Chief Financial Officer of Meridian Point Realty Trust VIII Co. from December 1995 to June 1998; and Assistant Secretary, INVG Mortgage Securities Corp. from 1992 to 1996.

         The Bylaws provide that during such time as the Company qualifies or seeks to qualify as a REIT, except in the case of a vacancy, a majority of the Board of Directors shall be composed of persons who are not affiliates of any third-party manager, if any, responsible for directing and performing the day-to-day business affairs of the Company or of any affiliate of such third-party manager, and who are not employed by, or receiving any compensation (except for serving as a director) from, the Company ("Unaffiliated Directors"). The Company does not currently have a third-party manager.

Committees and Attendance at Meetings

         The Company has an Audit Committee comprising Messrs. Ledoux, Barash and Schemel. The Audit Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent auditors, reviews with the Company's independent auditors the plans and results of the auditing engagement and the adequacy of the Company's system of internal accounting controls and directs any investigations into matters within the scope of the foregoing duties. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is independent according to the definition of "independence" in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met one time during 1999.

         The Board of Directors has a Compensation Committee comprising Messrs. Fletcher, Barash and Ledoux. The Compensation Committee adopts and administers compensation plans for executive officers of the Company and others, including the Company's 1995 Stock Option Plan. The Compensation Committee did not met in 1999.

         The Board of Directors met eleven times in 1999. Each director attended more than 75% of the total of all meetings of the Board of Directors, and any committees on which he or she served.

Compensation of Directors

         The Company pays an annual fee of $12,000 to each non-employee director and a fee of $300 for each Board meeting and each Board committee meeting attended by each such director (except meetings by conference telephone). The Company reimburses directors for costs and expenses incurred in attending such meetings.

         Under the Company's 1995 Stock Option Plan, each Unaffiliated Director in office at the close of each annual meeting is granted an option to purchase 1,000 shares of Common Stock as of the tenth business day immediately following each such annual meeting of stockholders. Such options are exercisable on the date of grant, and remain exercisable for ten years from the grant date, unless the Unaffiliated Director's services to the Company terminate at an earlier date. The exercise price per share is equal to 110% of the fair market value of the Company's Common Stock on the date the option is granted, except that the exercise price is reduced by the amount of any dividends declared after the date of grant to purchase such shares. In no event, however, is the exercise price per share to be less than 50% of the fair market value of the Company's Common Stock on the date of grant.

Compensation of Executive Officers

         The following table sets forth information regarding compensation paid or payable by the Company to the Company's executive officers for the years indicated below.

                           SUMMARY COMPENSATION TABLE

           Name and Principal Position                Year   Annual Compensation
           ---------------------------                ----   -------------------
           Lorraine O. Legg                           1999         $95,000
           President and Chief Executive Officer      1998          95,000
                                                      1997          95,000
           John E. Castello                           1999         $80,000
           Executive Vice President and Principal     1998          80,000
           Financial Officer                          1997          80,000


         Stock Options. The following table sets forth information regarding options held by the Company's executive officers at December 31, 1999. The Company did not grant any options to its executive officers in 1999.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                              Number of Securities               Value of Unexercised
                         Underlying Unexercised Options          In-the-Money Options
                            at Fiscal Year-End(#)(1)          at Fiscal Year-End ($)(2)

        Name               Exercisable/Unexercisable          Exercisable/Unexercisable
        ----               -------------------------          -------------------------
Lorraine O. Legg                   150,000/0                            $0/$0
John E. Castello                     50,000/0                           $0/$0

---------------

(1) All such options were granted in 1995, have a per share exercise price of $2.23 and expire in 2005 (subject to earlier termination in the event of termination of employment, disability or death).

(2) The per share exercise price of such options exceeded the $0.5625 closing price of the Common Stock on December 31, 1999, and no options were "in-the-money."

         Employment Agreements. The Company has employment agreements with Ms. Legg and Mr. Castello. Ms. Legg's agreement provides for an initial term through July 1, 1999, and Mr. Castello's agreement provides for an initial term through July 1, 1998. Both agreements have evergreen renewal provisions that automatically extend the term of the agreements for one year, unless either party provides prior written notice to terminate during the periods provided by the agreement. The agreements provide: (i) annual base salaries of $95,000 for Ms. Legg and $80,000 for Mr. Castello; (ii) annual incentive performance bonuses determined at the discretion of the Board of Directors; (iii) certain fringe benefits; (iv) payment of 50% of the cost of certain medical and disability insurance and (v) two weeks paid vacation per calendar year for the first four years of service (three weeks per calendar year thereafter).

         Each agreement provides for the officer to receive his or her accrued base salary to the date of termination by reason of death or disability (as defined in the agreements). Each agreement also provides for the officer to receive his or her base salary, incentive bonus and fringe benefits that are accrued and unpaid up to the date of termination for "cause" (as defined in the agreements) or if the officer terminates the agreement without "good reason" (as defined in the agreements). If the officer is terminated other than for cause, or he or she quits for good reason (which includes a change of control), he or she will receive: (i) any unpaid portion of his or her base salary and incentive bonus accrued and unpaid through the termination date; (ii) a severance payment in the amount of 299% of the higher of the officer's combined base salary and actual incentive bonus for the preceding fiscal year and the average of the officer's combined base salary and incentive bonus for the three preceding years, provided that the total severance payment is not less than $283,100 for Ms. Legg and $239,000 for Mr. Castello; (iii) immediate vesting of all stock options held by the officer and (iv) continuation of all fringe benefits until the earlier of the officer's securing full-time employment or completion of the term of the agreement remaining at the time of termination. Each agreement provides that during the term of the agreement, and for one year after termination of the employment relationship by the Company without cause or by the officer for good reason, the officer will not be affiliated with a "Competing REIT" (as defined in the agreements).

Certain Relationships and Related Transactions

         TIS Financial Services, Inc. The Company has a Facilities and Expense Sharing Agreement (the "Sharing Agreement") with TIS Financial Services, Inc. (the "Former Manager"). The Sharing Agreement provides for the prorata sharing of office space, office equipment and the expenses of certain administrative and other personnel and ancillary services. The prorata sharing is determined based upon the relative benefit received by each party in accordance with the amount of space used or the relative amount of time each such resource is used, or such other allocation method as may be reasonable and agreed to by the parties. The Sharing Agreement continues in effect until terminated by one of the parties on 30 days' prior written notice or until the parties no longer share office space. The Company paid the Former Manager $48,000 under the Sharing Agreement in 1999.

         In April 1999, the Company entered into a financing agreement with the Former Manager, whereby the Former Manager extended a revolving line of credit of $1 million to the Company. This revolving line of credit is to provide working capital to the Company. It is for a term of one year and has been extended to January 31, 2001. It is at the annual rate of prime plus one and one-half percent. Credit support to the Former Manager includes guarantee loans by a bank supported by guarantees from employees of the Former Manager. Payment of the line of credit can be accelerated on certain events, including a change in control of the Company in which certain executive officers of the Company are removed or in which a majority of the Board is changed.

         The executive officers of the Former Manager include the following persons, who also serve as directors and/or executive officers of the Company:
Patricia M. Howe, Chairman of the Board of the Former Manager; Lorraine O. Legg, President and Chief Executive Officer of the Former Manager; and John E.
Castello, Senior Vice President of the Former Manager. Ms. Howe and Ms. Legg each own 38.125% of the outstanding stock of CCIA, the parent of the Former Manager and the indirect parent of Pacific. Management believes that the terms and conditions of the transactions with the Former Manager described above are at least as favorable to the Company as those that could be obtained from unaffiliated third parties.

         Pacific Securitization, Inc. On February 2, 1999, the Company acquired all the shares of Novato Markets, Inc. ("Novato") from Pacific Securitization, Inc. ("Pacific"), in exchange for 1,613,070 shares of Common Stock (or approximately 18.1% of its then outstanding shares). Through a wholly-owned subsidiary, Novato owns a shopping center located in Rohnert Park, California, named Mountain Shadows Plaza, and a shopping center subject to a ground lease in Petaluma, California, named Midtown Center. The shopping centers have combined commercial and retail space totaling approximately 80,000 square feet. Pacific is indirectly principally owned by Ms. Legg, the President and Chief Executive Officer and a director of the Company, and Ms. Howe, a director of the Company. The Company's acquisition of Novato by virtue of the share exchange was approved by the Company's Board of Directors and, specifically, by directors with no financial interest in or other relationship to Pacific or its owners.

         The Company determined the fair value of the underlying assets acquired in the share exchange to be $8,527,000, on the basis of appraisals of the assets by independent appraisers. The net asset value of $2,443,000 was then determined by reducing the fair value of $8,527,000 by the $5,984,000 in mortgage debt assumed and the $100,000 in current liabilities on or related to the assets. In accordance with generally accepted accounting principles, the assets and liabilities acquired in the share exchange were recorded at their respective fair values, and the shares of Common Stock issued to Pacific were recorded at the net asset value of $2,443,000 (or approximately $1.51 per share). The closing price of the Common Stock as reported in the over-the-counter market for February 1, 1999 (the Pacific Exchange reported no trades in the Common Stock for February 1 or 2, 1999 and the over-the-counter market reported no trades in the Common Stock for February 2, 1999), was $0.8125 per share.

         The shares of Common Stock were issued to Pacific under an exemption to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the shares are "restricted securities," as defined in Rule 144 adopted under the Securities Act, and are not freely transferable. The Company granted Pacific one-time demand registration rights with respect to the shares for the period beginning June 30, 1999 and ending February 2, 2001. It also granted Pacific piggy-back registration rights exercisable if the Company files a registration statement under the Securities Act in connection with the proposed offer and sale for cash of shares of Common Stock by it or by any of its other stockholders.

         Before the closing of the share exchange, Novato caused its wholly-owned subsidiary to transfer to Pacific all its rights under a lease, with option to purchase, with Ignacio Properties, LLC, relating to the Ignacio Center in Novato, California (the "Ignacio Property"), and Pacific agreed to assume all the obligations of the subsidiary under the lease and option. The Company, Novato, Novato's wholly-owned subsidiary and Pacific then entered into an agreement whereby the parties clarified their respective rights and obligations relating to the Ignacio Property and the Company's rights to an escrow established when Pacific originally acquired Novato. Mr. Barash controls Ignacio Properties LLC and subsequent to this transaction became a director of the Company.

         Management believes that the terms and conditions of the Pacific transaction described above are more favorable to the Company than those that could be obtained from unaffiliated third parties. Additional information concerning the Pacific transaction is contained in the Company's Current Report on Form 8-K dated February 2, 1999, as amended by an Amendment No. 1 on Form 8-K/A filed on April 5, 1999 and an Amendment No. 2 on Form 8-K/A filed on June 1, 1999. Copies of these filings may be obtained from the Company in the same manner as copies of the Company's Annual Report on Form 10-K may be obtained. See "Additional Information - Annual Report" below.

         During 2000, Pacific made unsecured loans totaling $146,000 to the Company. The loans, which are represented by a promissory note, bear interest at an annual rate of 11% and are payable on demand. Management believes that the terms of the loans are more favorable to the Company than those that could be obtained from unaffiliated third parties.

         Turkey Vulture Fund XIII, Ltd., Third Capital LLC and Messrs. Osborne, Jarratt and Lewis. On February 2, 1999, the Company repurchased 793,700 shares of its Common Stock from Turkey Vulture Fund XIII, Ltd. ("TVF") for $1,984,250, 20,000 shares of its Common Stock from Mr. Jarratt for $40,000 and 12,000 shares of its Common Stock from Mr. Lewis for $24,000, pursuant to an agreement among the Company, TVF, Third Capital, LLC ("Third Capital") and Messrs. Osborne, Jarratt and Lewis. The closing price of the Common Stock as reported in the over-the-counter market for February 1, 1999 (the Pacific Exchange reported no trades in the Common Stock for February 1 or 2, 1999 and the over-the-counter market reported no trades in the Common Stock for February 2, 1999), was $0.8125 per share. Based upon such per share closing price, TVF received a premium of $1,339,369, Mr. Jarratt received a premium of $23,750 and Mr. Lewis received a premium of $14,250 for their shares.

         TVF, Third Capital and Messrs. Osborne, Jarratt and Lewis agreed that, for a period of seven years, they will not directly or indirectly, among other things, (i) effect or participate in or in any way assist any other person in effecting or participating in (a) any acquisition of securities or rights to acquire securities or assets of the Company or its subsidiaries, (b) any tender or exchange offer, merger or other business combination involving the Company or its subsidiaries, (c) any liquidation or other extraordinary transaction with respect to the Company or its subsidiaries or (d) any solicitation of proxies or consents to vote any voting securities of the Company; (ii) form or in any way participate in a "group" with respect to the Company; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or its subsidiaries; (iv) take any action to compel the holding of an annual or special meeting of stockholders or
(v) enter into any discussions or arrangements with any person relating to the foregoing.

         The parties also agreed to a mutual general release of all claims arising out of or relating to the business or affairs of the Company or the ownership of its stock. Messrs. Osborne, Jarratt and Lewis resigned from the Company's Board of Directors, effective February 2, 1999. This share repurchase was approved by the Company's Board of Directors and, specifically, by directors with no financial interest in the transaction or the Pacific transaction.

         John E. Castello. During 2000, Mr. Castello arranged for his account in the Company's 401(k) Plan to make unsecured loans totaling $75,000 to the Company. The loans, which are represented by a promissory note, bear interest at an annual rate of 11% and are payable on demand. Management believes that the terms of the loans are more favorable to the Company than those that could be obtained from unaffiliated third parties.

                             ADDITIONAL INFORMATION

Independent Auditors

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the Company's independent public accountants since the first fiscal period ended December 31, 1988. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Audit Committee Report

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 1999 with management of the Company and has discussed with Arthur Andersen LLP the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 1999 be included in the Company's annual report on Form 10-K for the year ended December 31, 1999.

                                                  Members of the Audit Committee


                                                                Robert W. Ledoux
                                                               Anthony H. Barash
                                                                J. David Schemel

Other Matters

         As of the date of this proxy statement, the Board of Directors knows of no matters to be brought before the meeting other than the proposals listed in the attached notice for the meeting. Nevertheless, if any other matter properly comes before the meeting, it is the intention of the persons named as proxies to vote the shares they represent in their discretion. Discretionary authority for them to do so is contained in the enclosed form of proxy.

Nomination of Directors and Submission of Stockholder Proposals

         Any stockholder who intends to nominate persons for election as directors at an annual meeting must give timely written notice to the Secretary of the Company setting forth (a) the detailed information specifically required by the Company's Bylaws as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, including (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company, which are owned beneficially or of record by the nominee and (iv) any other information concerning the nominee that would be required to be disclosed under the federal securities laws and regulations in a proxy statement or other filing in connection with a solicitation of proxies for the election of the nominee; and (b) the detailed information specifically required by the Company's Bylaws as to the stockholder giving the notice, including (i) the stockholder's name and record address (ii) the class and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder, (iii) a description of all arrangements and understandings with each proposed nominee and others, (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the nominees named in the notice and (v) other information about the stockholder that would be required to be disclosed under the federal securities laws and regulations in a proxy statement or other filing in connection with a solicitation of proxies for election of directors. The notice must include a written consent of each such nominee to serve as a director of the Company, if elected. Any stockholder who intends to propose any business at an annual meeting must give timely written notice to the Secretary of the Company setting forth the detailed information specifically required by the Company's Bylaws as to each matter the stockholder proposes to bring before the meeting, including
(i) a brief description of the business to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (ii) the name and record address of the stockholder giving the notice, (iii) the class and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder, (iv) a description of all arrangements and understandings with other persons regarding the business to be proposed and (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to propose the business. A stockholder that intends to nominate directors or propose business at a meeting must be a stockholder of record as of the date of the giving of the notice and as of the record date for the annual meeting. Either of the notices described above will be timely if it is delivered to or mailed and received at the Company's executive offices not less than 60 days nor more than 90 days prior to the date of the annual meeting. However, if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made, the notice from the stockholder, to be timely, must be received by the Secretary not later than the close of business on the 10th day following the earlier of the day on which the notice of the date of the annual meeting was mailed or the day on which the public disclosure was made.

         Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the SEC under the Exchange Act entitle a stockholder in certain instances to require the Company to include that stockholder's proposal (but not that stockholder's nominees for director) in the Company's proxy materials for an annual meeting of stockholders. Any stockholder who wishes to present a proposal for inclusion in the Company's proxy solicitation materials for its 2001 annual meeting expected to be held in June 2001 must set forth the proposal in writing, file it with the Company's Secretary at the Company's principal executive office within a reasonable time before the Company begins to print and mail its proxy materials for the 2001 annual meeting and meet the other requirements for inclusion contained in the SEC's rules.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the principal exchange on which the Common Stock is listed and to furnish the Company with copies of all such forms. Based solely on the Company's review of the copies of such forms it has received, the Company believes that, during 1999, all Section 16(a) filings were filed on a timely basis.

Annual Report

         The Company's annual report to stockholders for 1999, which is being mailed to stockholders with this proxy statement, contains financial and other information about the activities of the Company but is not incorporated into this proxy statement and is not to be considered a part of these proxy solicitation materials. The Company, upon request, will furnish to record and beneficial holders of Common Stock, free of charge, a copy of its annual report on Form 10-K (including financial statements and schedules but without exhibits) for 1999. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Company's Secretary at the address of the Company set forth on page 1 of this proxy statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        John E. Castello,
                                        Executive Vice President, Chief
                                        Financial Officer and Secretary

San Francisco, California
January 3, 2001

                                                                     APPENDIX A

                                     CHARTER

                                       of

                                 AUDIT COMMITTEE

                                     of the

                               BOARD OF DIRECTORS

                                       of

                         TIS MORTGAGE INVESTMENT COMPANY



Purposes

The purposes of the TIS Mortgage Investment Company's audit committee are:

o    to monitor the integrity of the financial statements of the company

o to recommend independent auditors to the company's board of directors and, where appropriate, to recommend the replacement of the independent auditors

o    to monitor the independence of the auditors and

o    to evaluate the performance of the independent auditors.

Composition

The audit committee shall be composed of three members of the company's board of directors selected by the board. Each member of the committee shall meet the requirements of NASDAQ applicable to the company. Unless the board of directors designates a chair for the audit committee, the committee may appoint a chair by majority vote.
Responsibilities

The audit committee's responsibilities are:

o to recommend to the board of directors the selection of the independent auditors, who shall ultimately be accountable to the audit committee and the board of directors

o to evaluate the written disclosures and letter the independent auditors submit to the audit committee regarding the auditors' independence in accordance with Independence Standards Board Standard No.1

o to discuss such communications with the auditors and, if determined by the audit committee in response to such communications, to recommend that the board of directors take appropriate action to oversee the independence of the auditors

o to discuss with the independent auditors the matters required to be discussed by SAS 61, as it may be modified or supplemented

o to meet with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors on the annual financial statements and, to the extent the independent auditors or management brings any such matters to the committee's attention, to discuss significant issues encountered in the course of the audit, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls

o to review the management letter delivered by the independent auditors in connection with the audit

o if so determined by the audit committee, to recommend to the board of directors that the annual financial statements be included in the company's annual report

o to meet quarterly with management and the independent auditors to review and discuss the quarterly financial statements, provided that this responsibility may be delegated to the chair of the audit committee

o to meet at least once each year in separate executive sessions with management and the independent auditors to discuss any matters that the audit committee or either of these groups believes could significantly affect the financial statements and should be discussed privately

o to have such meetings with management as the audit committee deems appropriate to discuss any significant financial risk exposures facing the company, and steps management has taken to monitor and control such exposures

o to review any significant changes to the company's accounting principles and practices proposed by the independent auditors or management

o to evaluate the performance of the independent auditors and, if so determined by the audit committee, to recommend replacement of the independent auditors and

o to prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     Notwithstanding this charter, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. It also is not the responsibility of the audit committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws.

                         TIS MORTGAGE INVESTMENT COMPANY


                                  PROXY FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 26, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned stockholder of TIS Mortgage Investment Company, a Maryland corporation (the "Company") hereby appoints Douglas B. Fletcher,
Lorraine O. Legg and John E. Castello, or any one or more of them, each with full power of substitution, as Proxies, to represent the undersigned and vote as directed on the reverse hereof the undersigned's shares of common stock of the Company at the Company's annual meeting of stockholders to be held at the offices of Heller Ehrman White & McAuliffe located at 333 Bush Street, 31st Floor, San Francisco, California on Friday January 26, 2001, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

     This proxy, when properly signed, will be voted in the manner directed by the undersigned stockholder on the reverse hereof. If no direction is given, this proxy will be voted FOR the election of the nominees for director listed on the reverse hereof. This proxy revokes all prior proxies given by the undersigned.


            (Continued and to be signed and dated on the other side.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR each              Please mark
of the nominees for director listed below.                     your votes   /X/
                                                               as in this
                                                               example


(1) ELECTION OF DIRECTORS.
                                               Nominees              Class
                          WITHHOLD             --------              -----
    FOR all nominees      AUTHORITY          Patricia M. Howe         2000
    listed at right      to vote for
    (except as           all nominees        Robert W. Ledoux         2000
    indicated to the    listed at right
    contrary below)                          (INSTRUCTION: To withhold authority
          / /                 / /            to vote for any individual nominee,
                                             write that nominee's name on the
                                             space below.)

                                             -----------------------------------

(2) OTHER BUSINESS. In their discretion, the Proxies are authorized to vote for the election of such substitute nominee(s) for director as the Board of Directors shall select if any nominee(s) named above become(s) unable to serve and upon such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof, including, among other things, a motion to adjourn the annual meeting to another time or place for, among other things, the purpose of soliciting additional proxies.

                                         Please date this proxy and sign exactly
                                         as your name(s) appears hereon. When
                                         signing as attorney, executor,
                                         administrator, trustee, guardian or
                                         other representative, give your full
                                         title as such. If a corporation, sign
                                         the full corporate name by an
                                         authorized officer, stating his or her
                                         title. If a partnership, sign in
                                         partnership name by an authorized
                                         person.

                                         Dated:                         , 200_
                                               -------------------------

                                         -------------------------------------
                                         Signature

                                         -------------------------------------
                                         Title

                                         -------------------------------------
                                         Signature if held jointly

                                         -------------------------------------
                                         Title



                                         PLEASE VOTE, SIGN, DATE AND RETURN THIS
                                         PROXY AS PROMPTLY AS POSSIBLE IN THE
                                         POSTAGE-PREPAID ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE